Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the inclusion in the Statement of Additional Information constituting part of this Pre-effective Amendment No. 3 to the registration statement on Form N-1A (the “Registration Statement”) of HealthShares, Inc. of our report dated December 28, 2006, relating to the statements of assets and liabilities of HealthShares, Inc. consisting of HealthShares™ Asian Health Exchange-Traded Fund, HealthShares™ Autoimmune-Inflammation Exchange-Traded Fund, HealthShares™ Cancer Exchange-Traded Fund, HealthShares™ Cardio Devices Exchange-Traded Fund, HealthShares™ Cardiology Exchange-Traded Fund, HealthShares™ Dermatology and Wound Care Exchange-Traded Fund, HealthShares™ Diagnostics Exchange-Traded Fund, HealthShares™ Emerging Cancer Exchange-Traded Fund, HealthShares™ Enabling Technologies Exchange-Traded Fund, HealthShares™ European Drugs Exchange-Traded Fund, HealthShares™ European Medical Products and Devices Exchange-Traded Fund, HealthShares™ GI/Gender Health Exchange-Traded Fund, HealthShares™ Infectious Disease Exchange-Traded Fund, HealthShares™ Metabolic-Endocrine Disorders Exchange-Traded Fund, HealthShares™ Neuroscience Exchange-Traded Fund, HealthShares™ Opthalmology Exchange-Traded Fund, HealthShares™ Orthopedic Repair Exchange-Traded Fund, HealthShares™ Patient Care Services Exchange-Traded Fund, HealthShares™ Respiratory/Pulmonary Exchange-Traded Fund and HealthShares™ Composite Exchange-Traded Fund as of December 20, 2006, which is also included in the Registration Statement.

/s/ Eisner LLP
New York, New York
January 10, 2007